                                                                    EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                 Years Ended December 31,
                                                                                 ----- ----- -------- ---
                                                                       1996            1995             1994
                                                                       ----            ----             ----
                                                                        (in millions, except per share data)
  Primary

    Average shares outstanding  . . . . . . . . . . . . . . . .         74.427        69.470         68.072
    Net effect of dilutive stock options - based
      on the treasury stock method using average market price .                         .554           .661
                                                                        ------       -------         ------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         74.427        70.024         68.733
                                                                        ======        ======         ======

    (Loss) income before cumulative effect of
      accounting change . . . . . . . . . . . . . . . . . . . .         $(35.9)      $  95.0         $136.8
    Cumulative effect, to December 31, 1994,
      of accounting change  . . . . . . . . . . . . . . . . . .                         22.0
                                                                        ------       -------         ------
    Net (loss) income . . . . . . . . . . . . . . . . . . . . .          (35.9)        117.0          136.8

    Dividend requirement on preferred stock . . . . . . . . . .            4.3           4.3            4.3
                                                                        ------       -------         ------
    Net (loss) income applicable to common shares . . . . . . .         $(40.2)       $112.7         $132.5
                                                                        ======        ======         ======

    (Loss) income per common share before cumulative
      effect of accounting change . . . . . . . . . . . . . . .          $(.54)        $1.30          $1.93
    Cumulative effect of accounting change  . . . . . . . . . .                          .31
                                                                        ------       -------         ------
    Net (loss) income per common share  . . . . . . . . . . . .          $(.54)        $1.61          $1.93
                                                                         ======        =====          =====


Fully Diluted

    Average shares outstanding  . . . . . . . . . . . . . . . .         74.427        69.470         68.072
    Net effect of dilutive stock options - based
      on the treasury stock method using the
      year-end market price, if higher than
      average market price  . . . . . . . . . . . . . . . . . .                         .606           .629
    Assumed conversion of 5% cumulative preferred stock . . . .                        3.320          3.320
                                                                        ------       -------         ------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         74.427        73.396         72.021
                                                                        ======        ======         ======

    (Loss) income before cumulative effect of
      accounting change . . . . . . . . . . . . . . . . . . . .         $(35.9)       $ 95.0         $136.8

    Cumulative effect, to December 31, 1994,
      of accounting change  . . . . . . . . . . . . . . . . . .                         22.0
                                                                        ------       -------         ------
    Net (loss) income . . . . . . . . . . . . . . . . . . . . .          (35.9)        117.0          136.8


    Dividend requirement or preferred stock . . . . . . . . . .            4.3
                                                                        ------       -------         ------
    Net (loss) income applicable to common shares . . . . . . .         $(40.2)       $117.0         $136.8
                                                                        ======        ======         ======

    (Loss) income per common share before cumulative
      effect of accounting change . . . . . . . . . . . . . . .          $(.54)        $1.29          $1.90
    Cumulative effect of accounting change  . . . . . . . . . .                          .30
                                                                        ------       -------         ------
    Net (loss) income per common share  . . . . . . . . . . . .          $(.54)        $1.59          $1.90
                                                                         =====         =====          =====
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